[EXHIBIT 5 TO FORM S-3]

                       Palmer & Dodge LLP
                       One Beacon Street
                        Boston, MA 01208


Telephone: (617) 573-0100		Facsimile: (617) 227-4420

                                        March 23, 1998

Colonial Gas Company
40 Market Street
Lowell, MA  01852

Ladies and Gentlemen:

     We are furnishing this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by Colonial Gas Company (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to a maximum of $75,000,000 aggregate principal amount of First Mortgage Bonds of the Company, designated Secured Medium Term Notes, Series B (the "Series B Notes"), to be issued from time to time pursuant to a proposed Fourth Supplemental Indenture (the "Supplemental Indenture") to the Second Amended and Restated First Mortgage Indenture dated as of June 15, 1992 between the Company and State Street Bank and Trust Company, as successor Trustee (as supplemented and amended, and as proposed to be supplemented by the Supplemental Indenture, the "Indenture").

     We have acted as counsel to the Company in connection with the preparation of the Registration Statement and the proposed issuance of the Series B Notes. We have made such examination as we consider necessary to render this opinion.

     Based upon the foregoing and assuming that the terms of the Series B Notes will comply with applicable law at the time of issuance, we are of the opinion that:

     (1) when the Board of Directors of the Company or its Executive Committee or the designee thereof has determined the terms and conditions relating to the issuance and sale of the Series B Notes, the Series B Notes will be duly authorized by the Company;

     (2) upon the execution and delivery of the Supplemental Indenture and the filing with the Trustee under the Indenture of the proper papers, the Series B Notes will be issuable under the terms of the Indenture;

     (3) upon the effectiveness of the Registration Statement, the qualification of the Indenture under the Trust Indenture Act of 1939, and the approval of the issuance of the Series B Notes by the Massachusetts Department of Telecommunications and Energy (the "DTE"), no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Series B Notes (except under the securities laws of the several states, as to which we do not express an opinion); and

     (4) upon the due execution and delivery of the Supplemental Indenture and the due execution, certification and delivery of the Series B Notes in accordance with the corporate and regulatory authorizations referred to above and in accordance with the Indenture, against payment therefor as contemplated by the Registration Statement, the Series B Notes will be valid and legally binding obligations of the Company, subject to bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

The DTE has previously approved the issuance of up to $45,896,060 aggregate principal amount of the Series B Notes, subject to reduction for any portion of such authorization used for the issuance by the Company of its common stock, par value $3.33 per share, under the Company's Dividend Reinvestment and Common Stock Purchase Plan. As of the date hereof, $45,190,129 aggregate principal amount of Series B Notes may be issued pursuant to such DTE approval, and further DTE approval will be required for the issuance of Series B Notes in excess of the approved amount (as such amount may be reduced).

     We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Prospectus filed as a part thereof.

                                        Very truly yours,



                                        Palmer & Dodge LLP

                    [END OF EXHIBIT 5 TO FORM S-3]